SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20509

                              FORM 8-K

                           CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                            April 4, 2005
                            -------------
                           Date of Report
                 (Date of Earliest Event Reported)

                    WIZZARD SOFTWARE CORPORATION
                    ----------------------------
     (Exact Name of Registrant as Specified in its Charter)

    COLORADO                  333-69415                   87-0575577
    --------                  ---------                   ----------
 (State or other juris-   (Commission File No.)          (IRS Employee
diction of incorporation)                                  I.D. No.)


                         5001 Baum Boulevard
                   Pittsburgh, Pennsylvania 15213
                   ------------------------------
             (Address of Principal Executive Offices)


                             (412) 621-0902
                             --------------
                      Registrant's Telephone Number

                                    N/A
                                    ---
        Former name or former address, if changed since last report

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
---------------------------------------------

     On April 4, 2005, the Board of Directors of Wizzard Software Corporation, a Colorado corporation (the "Company"), unanimously consented to appoint William F. McLay as its Chief Financial Officer, to serve until the next annual meeting of the Company's stockholders or his prior resignation or termination.

     Mr. McLay is 58 years of age. He graduated from the University of Steubenville, Steubenville, Ohio, in 1970, with a B.S. degree in business administration. From 1993 to 1998, Mr. McLay was Senior Vice President and Chief Operating Officer of Sulcus Hospitality Technologies Corp. In 1999 and 2000, he was Vice President and Chief Financial Officer of the Gustine Company of Pittsburgh, Pennsylvania. Mr. McLay has been an independent business consultant from 2001 until his appointment as the Company's Chief Financial Officer.

     There are no family relationships between Mr. McLay and any other executive officer or director of the Company.

     During the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which the Company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which Mr. McLay or any member of his immediate family had a material interest.

     The Company does not have an employment agreement with Mr. McLay.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                WIZZARD SOFTWARE CORPORATION


Date: 5/4/05                    /s/ Christopher J. Spencer
      ------                   ---------------------------
                               Christopher J. Spencer, Chief Executive
                               Officer and President